                                                                  EXHIBIT 10.8A


COAST
                       FOURTH AMENDMENT TO LOAN DOCUMENTS



BORROWER:      XICOR, INC.
ADDRESS:       1511 BUCKEYE DRIVE
               MILPITAS, CALIFORNIA  95035



DATE:          JULY 1, 1999


         THIS FOURTH AMENDMENT TO LOAN DOCUMENTS is entered into between Coast Business Credit, a division of Southern Pacific Bank (successor by merger of CoastFed Business Credit Corporation) ("Coast"), whose address is 12121 Wilshire Blvd., Suite 1400, Los Angeles, California and the borrower named above (the "Borrower").

         The Parties agree to amend the Loan and Security Agreement between them, dated March 10, 1993 (as amended, supplemented or otherwise modified from time to time being referred to herein as the "Loan Agreement"), and that certain Accounts Collateral Security Agreement between them, dated March 10, 1993 (the "Accounts Agreement"), as follows, effective as of the date hereof. (This Amendment, the Loan Agreement, the Accounts Agreement, any prior written amendments to said agreements signed by Coast and the Borrower, and all other written documents and agreements between Coast and the Borrower are referred to herein collectively as the "Loan Documents". Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

         1. LETTER OF CREDIT COLLATERAL AGREEMENT. Concurrently herewith with respect to the establishment of a letter of credit facility by Coast in favor of Borrower, Borrower shall execute and deliver to Coast the Letter of Credit Collateral Agreement of even date herewith (the "LC Agreement") on Coast's standard form.

         2. COASTFED REFERENCES. All references in the Loan Documents to "CoastFed" are hereby amended to be references to "Coast."

         3. SECTION 2.1 MODIFICATION. Section 2.1 of the Accounts Agreement is hereby amended to read as follows:

         "2.1 Amount of Loans.

         Provided that no Event of Default has occurred, Coast agrees to make Loans to Borrower, repayable on demand, in amounts up to Applicable OEM Percentage (as defined below) of the Net Amount of each Account, in the case of accounts owing from original equipment manufacturers, and the Applicable Distributor Percentage (as defined below) of the Net Amount of each Account in the case of distributors, in each case which Coast in its sole and absolute discretion deems eligible for borrowing. The term "Net Amount" of an Account, as used herein, shall mean the gross amount of the Account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, except that, in determining the "Net Amount" of an Account owing from a distributor, discounts and allowances granted in the ordinary course of business shall not be deducted, but the same shall be reported to Coast on a regular basis in accordance with such reasonable practice as Coast shall specify. Further, in no event shall Loans arising from Receivables owing from account debtors not located in the United States ("Foreign Accounts) exceed $1,500,000 at any time at such time that the Reduced Reporting and Collection Duties (as defined below) are in effect.

         As used herein, the term "Applicable OEM Percentage" shall mean 50% at such times that the Reduced Reporting and Collection Duties (as defined below) are in effect, and 80% at other times.

         As used herein, the term "Applicable Distributor Percentage" shall mean 15% at such times that the Reduced Reporting and Collection Duties (as defined below) are in effect, and 35% at other times.

         As used herein, the term "Reduced Reporting and Collection Duties" shall have the meaning set forth in the Fourth Amendment to Loan Documents dated June 22, 1999 between Coast and Borrower (the "Fourth Amendment"), which shall only be in effect when the Standby LC Only Condition (as defined in the Fourth Amendment) is also satisfied.

         Foreign Accounts may be considered Accounts eligible for borrowing purposes hereunder (subject to all of the other criteria herein) if any of the following apply: (i) the Account is due from an account debtor which has a verifiable credit history acceptable to Coast, (ii) the account debtor thereon is a foreign subsidiary of a large United States company with a demonstrated credit history acceptable to Coast, (iii) the account debtor thereon has a Dun & Bradstreet rating of 3A2 or better, (iv) the Account is backed by a letter of credit, which letter of credit is in form and substance acceptable to Coast and which letter of credit may be assigned to Coast, at Coast's discretion, or (v) the Account is insured by insurance acceptable to and assigned to Coast, but all such Foreign Accounts deemed eligible for borrowing purposes hereunder shall nevertheless be acceptable to Coast in its sole discretion."

         4. RECEIVABLES REPORTING AND COLLECTION. At such times that the only Obligations outstanding are LC Obligations (as defined in the LC Agreement) relating to the issuance of standby letters of credit only (referred to herein as the "Standby LC Only Condition"), and no other monetary Obligations or LC Obligations of any other nature are outstanding: (A) the

Borrower shall provide accounts receivable reports to Coast on a weekly basis, i.e., by Thursday of each week relating to the status of the Borrower's Accounts as of Sunday of such week; and (B) Borrower shall not be obligated to forward to Coast proceeds of its accounts receivable collections and may retain such proceeds in Borrower's own bank accounts (collectively referred to as the "Reduced Reporting and Collection Duties"). Immediately at such time that the Standby LC Only Condition lapses and is no longer occurring or an Event of Default occurs (the "Reversion Condition"), the Reduced Reporting and Collection Duties shall no longer be in effect and all terms and provisions of the Loan Agreement and all Collateral Agreements, including, without limitation, the full and complete terms of sections 3 and 4 of the Accounts Agreement shall be deemed in full force and effect, without any notice to Borrower or any other party whatsoever. Thus, by way of example only, upon the occurrence of the Reversion Condition, Borrower shall forward to Coast the accounts receivable collections that the Borrower receives on a daily basis or otherwise comply with instructions from Coast in accordance with Section 4 of the Accounts Agreement and other related provisions of the Loan Documents that may include the Coast's direct collection of the Borrower's accounts. Further, nothing herein diminishes or otherwise affects the security interest of Coast in the Collateral, including, without limitation, the accounts of the Borrower.

         5. SECTION 8 MODIFICATION. Section 8 of the Loan Agreement is hereby amended to read as follows:

         "This Loan Agreement and all Collateral Agreement(s) shall continue in effect until March 31, 2000 (the "initial renewal date") and shall thereafter automatically and continuously renew for successive additional terms of ONE year each unless terminated as to future transactions as hereinafter provided. (The initial renewal date and each subsequent date on which the terms of this Loan Agreement and the Collateral Agreement(s) automatically renew are hereinafter referred to as "renewal dates.") This Loan Agreement and any Collateral Agreement may be terminated, as to future transactions only, as follows: (a) By written notice from either Coast or Borrower to the other, not less than ninety (90) days prior to the next renewal date, in which event termination shall be effective on the next renewal date; or (b) By Coast at any time after the occurrence of an Event of Default, without notice, in which event termination shall be effective immediately; or
         (c) By ninety (90) days' prior written notice from Borrower to Coast, in which event, termination shall be effective on the ninetieth day after such notice is given; or (d) By the grant by Borrower to any third party of a lien or encumbrance on, or security interest in, any of the Collateral, as provided in Paragraph 3.5, in which event termination shall be effective on the date selected by Coast pursuant to Paragraph 3.5. On the effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. If Borrower attempts to terminate this Loan Agreement under subparagraph (a) or (c) above, but does not pay and perform all Obligations in full on the effective date of termination, then this Loan Agreement and all Collateral Agreement(s) shall not be terminated and shall continue in full force and effect until the next renewal date and shall automatically renew thereafter as provided above. If termination occurs under subparagraph (b), (c) or (d) above, Borrower shall pay to

         Coast a termination fee in an amount equal to $5,000 for each month (or portion thereof) from the effective date of termination to the date which would have been the next renewal date had this Loan Agreement not been terminated. Said termination fee shall be included in the Obligations, shall be payable on the effective date of termination, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Notwithstanding any termination of this Loan Agreement or any Collateral Agreement, all of Coast's security interest in all of the Collateral and all of the terms and provisions of this Loan Agreement and all Collateral Agreement(s) shall continue in full force and effect until all Obligations have been paid and performed in full, and no termination shall in any way affect or impair any right or remedy of Coast, nor shall any such termination relieve Borrower of any Obligation to Coast until all of the Obligations have been paid and performed in full. Without limiting the fact that all Loans are discretionary on the part of Coast, Coast may, in its sole discretion, refuse to make any further Loans after termination. Upon payment and performance in full of all the Obligations, Coast shall promptly deliver to Borrower termination statements, request for reconveyances and such other documents as may be required to fully terminate any of Coast's security interests."

         6. CASH COVENANT; MONTHLY REPORT. At all times that the Reduced Reporting and Collection Duties are in effect, Borrower shall maintain unrestricted Cash (as defined below), at all times, in an amount not less than $7,500,000. As used herein "Cash" shall mean cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances. Borrower shall provide to Coast a Cash report, in such form as is acceptable to Coast, on a monthly basis, within 30 days of the end of each month

         7. TANGIBLE NET WORTH COVENANT. At all times that the Reduced Reporting and Collection Duties are in effect, Borrower shall maintain, at all times, a Tangible Net Worth of not less than $15,000,000. "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Coast agrees to adjust the foregoing covenant amount by the amount of any non-cash extraordinary adjustments, specifically including, without limitation, any restructuring charges of the Borrower. Borrower shall supply evidence, satisfactory to Coast, of compliance with the foregoing covenant on a monthly basis, within 30 days of the end of each month.

         8. PATENT AND TRADEMARK SECURITY AGREEMENT. Within 45 days of the date hereof, Borrower shall execute and deliver to Coast a patent and trademark security agreement on Coast's standard form, subject to agreed upon changes thereto, as Borrower requests, as are reasonably acceptable to Coast, together with complete and accurate information concerning the composition of the Borrower's patent, trademark and other intellectual property assets. Failure to comply with the foregoing covenant shall constitute an Event of Default under the Loan Agreement.

         9. SECTION 12 MODIFICATION. That portion of section 12 of the Loan Agreement that now reads as:

         "Without limiting the generality of the foregoing, Borrower shall reimburse CoastFed for its out of pocket costs in connection with CoastFed's regular quarterly audits of Borrower and shall Borrower shall pay CoastFed an audit fee of $1,250 for each such quarterly audit"

         IS HEREBY AMENDED TO READ AS FOLLOWS:

         "Without limiting the generality of the foregoing, the regularly quarterly audits of Borrower shall be at Borrower's expense and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Coast's then current standard charge for the same) (which charge is generally not to exceed $2,500 per quarter, provided no such general understanding shall apply upon the occurrence and during the continuance of an Event of Default), plus reasonable out of pocket expenses."

         10. REPRESENTATIONS TRUE. Borrower represents and warrants to Coast that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct, other than with respect to the locations of Collateral and liens with respect thereto relating to which Borrower agrees to provide current information to Coast within 45 days of the date hereof.


         11. GENERAL PROVISIONS. This Amendment, the Loan Agreement, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:                                  Coast:

XICOR, INC.                                COAST BUSINESS CREDIT,
                                           a division of Southern Pacific Bank


By /s/ Klaus G. Hendig                     By      /s/ Phillip Goessler
   ------------------------------                  ----------------------------
   Vice President                          Title   Vice President

                                  [COAST LOGO]



                      LETTER OF CREDIT COLLATERAL AGREEMENT



BORROWER:     XICOR, INC.
ADDRESS:      1511 BUCKEYE DRIVE
              MILPITAS, CALIFORNIA  95035

DATE:         JULY 1, 1999


THIS LETTER OF CREDIT COLLATERAL AGREEMENT ("LC Agreement"), dated the above date, is entered into between COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast") and the borrower named above ("Borrower"), and is one of the Collateral Agreements referred to in that certain Loan and Security Agreement between Coast and Borrower dated March 10, 1993, as amended, supplemented and otherwise modified from time to time ("Loan Agreement"). This LC Agreement is an integral part of the Loan Agreement, and all of the terms and provisions of the Loan Agreement are incorporated herein by this reference. (Capitalized terms used in this Agreement, which are not defined in this Agreement, shall have the meanings set forth in the Loan Agreement. This Agreement, the Loan Agreement and all other present and future documents instruments and agreements between Coast and the Borrower are referred to herein collectively as the "Loan Documents.")

         1. LETTERS OF CREDIT. From time to time, in order to assist Borrower in establishing or opening Letters of Credit (the "LCs") with a bank, trust company or other issuer ("Bank") to cover the purchase of goods or for other purposes, Borrower may request that Coast join in the applications for the LCs, and/or provide guarantees of, and/or indemnities with respect to, payment or performance of the LCs and/or any drafts or acceptances thereunder and/or Borrower's obligations in connection therewith (collectively, "Guarantees"). The decision to do so shall be a matter of Coast's sole discretion. In the event Coast joins in such applications and/or provides Guarantees, the transactions shall be subject to the terms and conditions of this Agreement. The amount, extent, terms and conditions of the LCs and any drafts or acceptance relating thereto, shall in all respects be determined solely by Coast and shall be subject to change, modification and revision by Coast at any time and from time to time, in its discretion. LCs shall have a maturity date of February 28, 2000 or sooner, provided that such LCs may contain a provision that permits the automatic renewal thereof if, and only if, notices of non-renewal by the issuer thereof, account party thereon or beneficiary thereof is provided no later than 60 days prior the then effective maturity date or contains other notice and renewal provisions that are acceptable to Coast in its sole discretion.

         2. INDEMNITY. Borrower unconditionally agrees to indemnify, defend and hold Coast harmless from any and all indebtedness, liabilities, obligations, losses and claims, of every sort whatsoever, however arising, whether present or future, fixed or contingent, due or to become due, paid or incurred, arising, incurred in connection with, or relating to, any LCs, applications for LCs, Guarantees, drafts or acceptances thereunder or LC Collateral (as defined below), including without limitation (i) any and all losses and claims due to any action or omission by any Bank, any errors or omissions of Coast or any Bank, or otherwise, other than arising from any gross negligence, (ii) all amounts due or which may become due under LCs, or any drafts or acceptances thereunder, (iii) all liabilities and obligations under any steamship or airway guarantees or releases or any Guarantees, (iv) all amounts charged or chargeable to Borrower or to

COAST                                                LETTER OF CREDIT AGREEMENT
--------------------------------------------------------------------------------


Coast by any Bank, any other financial institution or any correspondent bank which opens, issues or is involved with the LCs, (v) all other bank charges, and
(vi) all fees, commissions, duties, taxes, costs of insurance, and all such other charges and expenses which may pertain either directly or indirectly to any LC, draft, acceptance, or Guarantee or to the goods or documents relating thereto. Borrower's obligation to indemnify Coast under this Agreement and Borrower's other obligations under this Agreement are referred to herein as the "LC Obligations" (which shall include, without limitation, the aggregate face amounts of all LCs and Guarantees). Borrower's LC Obligations shall not be modified or diminished for any reason or in any manner whatsoever, shall be included in the "Obligations" (as defined in the Loan Agreement), and shall survive termination of the Loan Agreement and any other Loan Document. Without limiting the generality of the foregoing, Borrower agrees that any charges made to Coast by any Bank for Borrower's account or relating to any LC shall be conclusive on Borrower and may be charged to any of Borrower's Loan accounts with Coast. Coast shall have the right, at any time and without notice to Borrower, to charge any of Borrower's Loan accounts with Coast with the amount of any and all sums due from Borrower to Coast under this Agreement, and the same shall constitute Loans for all purposes of the Loan Documents and shall bear interest at the rate provided in the Loan Agreement. All sums payable by Borrower to Coast under this Agreement shall be paid solely in United States dollars.

         3. LC LIMITS. Without limiting the fact that Coast's decisions to join in an application for an LC or issue a Guarantee are a matter of its sole discretion, the total amount of all outstanding LC Obligations shall not at any time exceed $2,500,000 in the aggregate, and if for any reason they do, Borrower shall provide cash collateral to Coast in an amount equal to the excess, to secure all of the Obligations, and Borrower shall execute and deliver to Coast a pledge agreement with respect thereto on Coast's standard form. In addition, the total amount of all LC Obligations and all outstanding "Loans" and other "Obligations" (as defined in the Loan Agreement) shall not at any time exceed the maximum amount of all Loans and other Obligations specified in Section 1.1 of the Loan Agreement, and if for any reason they do, Borrower shall immediately pay the excess to Coast to be applied to the Obligations in such order and manner as Coast shall determine in its sole discretion.

         4. LOAN AVAILABILITY RESERVE. Without limiting the fact that Loans under the Loan Documents are discretionary on the part of Coast, the amount of Loans which would otherwise be available to Borrower from time to time under the lending formulas set forth in the Loan Agreement and the other Loan Documents shall be reduced by 100% of the total amount of all LC Obligations from time to time outstanding.

         5. CHARGES. In addition to any charges, fees or expenses of any Bank or other person in connection with any LC (all of which shall be charged to Borrower's Loan account), Coast shall be entitled to charge Borrower's Loan account with a monthly fee in an amount equal to .25% of the amount of all LC Obligations from time to time outstanding, calculated on the basis of a 30-day month for the actual number of days elapsed, payable in arrears on the first day of each month.

         6. SECURITY. Without limiting the security interests granted in the Loan Documents, Borrower hereby grants Coast a security interest in the following (the "LC Collateral"), whether now owned or hereafter acquired by Borrower, wherever located, whether in transit or not, to secure all of the
Obligations: all bills of lading, shipping documents, documents of title, chattel paper, invoices, cash, checks, drafts, notes, documents, warehouse, shipping and dock receipts, and other title, payment, or other instruments, and instruments, whether negotiable or not, relating to any LC, and all goods and inventory relating thereto in all stages of manufacture, process or production, and all cash and non-cash proceeds and insurance proceeds thereof of whatever sort and however arising. All references in the Loan Agreement to "Collateral" shall, for all purposes, include without limitation the LC Collateral, and all terms and provisions of the Loan Agreement applicable to Collateral shall also apply to the LC Collateral.

         7. NON-RESPONSIBILITY. Coast shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made;

COAST                                                LETTER OF CREDIT AGREEMENT
--------------------------------------------------------------------------------


partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the LCs or documents; any deviation from instructions, delay, default, or fraud by the shipper and/or anyone else in connection with the LC Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and Borrower. Furthermore, without being limited by the foregoing, Coast shall not be responsible for any act or omission with respect to or in connection with any LC Collateral.

         8. COAST'S AUTHORITY. Borrower agrees that any action taken by Coast, if taken in good faith, or any action taken by any Bank, under or in connection with the LCs, the Guarantees, the drafts or acceptances, or the LC Collateral, shall be binding on Borrower and shall not result in any liability of Coast to Borrower. In furtherance thereof, Coast shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all applications for steamship or airway guarantees, indemnities or delivery orders; to grant any extensions of the maturity of, time or payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, LCs, drafts or acceptances; all in Coast's sole name, and the Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from Coast, all without any notice to or any consent from Borrower.

         9. COAST'S RIGHTS. Any rights, remedies, duties or obligations granted or undertaken by Borrower to any Bank in any application for LCs, or any standing agreement relating to LCs or otherwise, shall be deemed to have been granted to Coast and apply in all respects to Coast and shall be in addition to any rights, remedies, duties or obligations contained herein. Borrower hereby agrees that prior to the payment of all Obligations to Coast, Coast may be deemed to be the absolute owner of, with unqualified rights to possession and disposition of, all LC Collateral, all of which may be held by Coast as security as herein provided. Should possession of any LC Collateral be transferred to Borrower, said LC Collateral shall continue to serve as security as herein provided, and any goods or inventory covered hereby may be sold, transferred or disposed of only as permitted by the Loan Documents.

         10. NEGATIVE COVENANTS. Without Coast's prior written approval, Borrower agrees not to clear or resolve any questions of non-compliance of documents; not to give any instructions as to acceptance or rejection of any documents or goods; not to execute any applications for steamship or airway guarantees, indemnities or delivery orders; not to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; and not to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, LCs, drafts or acceptances.

         11. AFFIRMATIVE COVENANTS. Borrower shall cause: all necessary import, export or other licenses or certificates for the import or handling of the LC Collateral to be promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the LC Collateral, or the financing thereof to be promptly and fully complied with; and any certificates in that regard that Coast may at any time request to be promptly furnished. In this connection, Borrower warrants and represents to Coast that all shipments made under the LCs are and shall be in accordance with the governmental laws and regulations of the countries in which the shipments originate and terminate, and shall not be prohibited by any such laws or regulations. Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, and levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely Borrower's risk, liability and responsibility.

         12. TERMINATION. Without limiting any of the terms of the Loan Agreement, on the effective date of termination of the Loan Agreement, in addition to paying and performing in full all other Obligations, Borrower shall provide cash collateral to Coast in an amount equal to 100% of the amount of all LC Obligations, to secure all of the Obligations, and Borrower shall execute and deliver to Coast a pledge agreement with respect thereto on Coast's standard form.

         13. DEFAULT. On any failure to pay or perform any Obligation when due, or the occurrence of any other "Event of Default" (as

COAST                                                LETTER OF CREDIT AGREEMENT
--------------------------------------------------------------------------------


defined in the Loan Agreement), Coast shall have all of the rights and remedies set forth in the Loan Documents and which it otherwise has under applicable law, and without limiting the generality of the foregoing, Coast shall have the right to require Borrower to deposit cash collateral with Coast in an amount equal to 110% of the amount of all LC Obligations, to secure all of the Obligations, and Borrower shall execute and deliver to Coast a pledge agreement with respect thereto on Coast's standard form.

         14. POWER OF ATTORNEY. Without limiting the terms of any of the Loan Documents, Borrower hereby appoints each employee, attorney or agent of Coast as Borrower's attorney-in-fact, with full power and authority in each of them, at Coast's option, but without obligation, with or without notice to Borrower, in connection with any LC and any purchase agreement or other document or agreement entered into, or goods delivered, in connection therewith, at Borrower's expense, to do any or all of the following in Borrower's name or otherwise: (i) to sign or endorse all warehouse, shipping, dock or other receipts, letters of credit, notes, acceptances, checks, drafts, money orders and all other evidence of indebtedness, and all financing statements, invoices, trust receipts, bills of lading and other title documents; (ii) to complete any transaction in connection with, arising out of, or which is the subject of any LC or Guarantee, to obtain, execute and deliver all necessary or proper documents in connection therewith and to collect the proceeds thereof; (iii) upon any Event of Default under the Loan Agreement, or this Agreement, to cancel, rescind, terminate, modify, amend, or adjust, in any other way, in whole or in part, any transaction in connection with, arising out of, or which is the subject of any LC or Guarantee; and (iv) to do any and all other acts and things which may be necessary or appropriate in connection with this Agreement or any LC, or any transaction relating thereto, or to enable Coast to obtain payment of any Obligations. The power of attorney granted hereunder is coupled with an interest and shall be irrevocable until all Obligations have been paid in full.

         15. GENERAL. Without limiting any of the other provisions of this Agreement, all of the General Provisions of the Loan Agreement, as well as all other provisions of the Loan Agreement, are hereby incorporated herein by this reference.


                     [Text continues on the following page]

COAST                                                LETTER OF CREDIT AGREEMENT
--------------------------------------------------------------------------------


         16. MUTUAL WAIVER OF JURY TRIAL. BORROWER AND COAST EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.



                                             BORROWER:


                                             XICOR, INC.

                                             BY  /s/  Klaus G. Hendig
                                                 -----------------------------
                                                 Vice President



                                             COAST:

                                             COAST BUSINESS CREDIT,
                                             A DIVISION OF SOUTHERN PACIFIC BANK


                                             BY     /s/ Phillip Goessler
                                                    --------------------------
                                             TITLE  Vice President